Exhibit (c)(7)

STRICTLY PRIVATE AND CONFIDENTIAL Presentation to the Board of Directors Project Almanack | April 1, 2019 J.P.Morgan

CONFIDENTIAL This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with neither a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., JPMS (member, NYSE), J.P. Morgan PLC authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority) and their investment banking affiliates. J.P.Morgan

CONFIDENTIAL

Summary of proposed transaction

Summary considerations

$mm, except per share data	
APU unit price	$30.87
UGI share price	$55.42
Transaction exchange ratio	*0.500x*
Implied stock consideration	$27.71
Plus: cash consideration	$7.63
Implied offer price	**$35.34**
Implied premium to current price	*14.5%*
Number of public units	69.4
Implied equity value of public units	$2,452
Implied transaction value[1]	$4,682
UGI current DSO (mm)	177.6
New UGI shares for APU	34.7
Pro forma UGI DSO (mm)	**212.3**
UGI PF ownership	83.7%
APU PF ownership	16.3%

UGI & APU overview

$mm, except per share data		UGI standalone		APU standalone	APU @ transaction
Price per share / unit		$55.42		$30.87	$35.34
Implied premium to current					14.5%
Equity value (UGI) / LP Equity value (APU)		$9,845		$2,875	$3,291
Plus: Debt		*$4,847*		*$2,970*	*$2,970*
Plus: NCI		*$2,142*		*$32*	*$32*
Less: Cash		*($478)*		*($8)*	*($8)*
Plus: Net debt & NCI		$6,511		$2,994	$2,994
Plus: GP value				$375	$375
Firm value		**$16,356**		**$6,244**	**$6,660**
Memo: implied equity value of public units					*$2,452*
Memo: implied transaction value[1]					*$4,682*
	Metric[2]		**Metric[2]**		
Firm value / '19E EBITDA	*$1,483*	11.0x	*$610*	10.2x	10.9x
Firm value / '20E EBITDA	*1,668*	9.8x	*635*	9.8x	10.5x
P / '19E EPS (UGI) - P / '19E LP DCF/unit (APU)	*$2.49*	22.3x	*$3.65*	8.5x	9.7x
P / '20E EPS (UGI) - P / '20E LP DCF/unit (APU)	*3.12*	17.8x	*3.78*	8.2x	9.3x
'19E Yield	*$1.10*	2.0%	*$3.16*	10.2%	8.9%
'20E Yield	*1.20*	2.2%	*3.32*	10.8%	9.4%

Source: FactSet as of 03/29/19; Company filings
Note: Projections based on 09/30 fiscal year end; APU GP value based on intrinsic valuation analysis and approved by UGI management; NCI based on market value of publicly held APU units
[1] Includes ~74.5% of APU net debt and APU NCI
[2] APU and UGI projections as provided and approved by UGI management and included for reference only

1

J.P.Morgan

CONFIDENTIAL Comparison of APU management versus broker projections $610 $634 $635 $644 $645 $652 ‘19E-‘21E CAGR: 2.8% EBITDA ($mm) ‘19E-‘21E CAGR: 1.4% 2019E 2020E 2021E Total distributable $379 $410 $403 $418 $421 $456 ‘19E-‘21E CAGR: 5.4% cash flow (“DCF”) ($mm) ‘19E-‘21E CAGR: 5.5% 2019E 2020E 2021E $3.65 $3.81 $3.78 $3.85 $3.87 $4.06 LP DCF ‘19E-‘21E CAGR: 3.0% ($ / unit) ‘19E-‘21E CAGR: 3.2% 2019E 2020E 2021E $39 $55 $52 $59 $60 $79 ‘19E-‘21E CAGR: 23.8% GP DCF ($mm) ‘19E-‘21E CAGR: 19.1% 2019E 2020E 2021E $3.16 $3.21 $3.32 $3.01 $3.44 $3.58 LP DPU ‘19E-‘21E CAGR: 4.4% ($ / unit) ‘19E-‘21E CAGR: 5.6% 2019E 2020E 2021E GP distributions $22 $24 $27 $18 $31 $32 ‘19E-‘21E CAGR: 18.1% ($mm) ‘19E-‘21E CAGR: 15.5% 2019E 2020E 2021E 1.40x 1.20x 1.27x 1.20x 1.20x 1.24x Total distribution coverage 2019E 2020E 2021E 2 Source: FactSet as of 03/29/19; APU management projections as provided and approved by UGI management; Note: Projections based on 09/30 fiscal year end 1 Broker research included for reference only J.P.Morgan

CONFIDENTIAL Comparison of UGI management versus broker projections Management Broker research1 $1,668 $1,782 $1,698 $1,639 $1,483 $1,366 ‘19E-‘21E CAGR: 9.6% EBITDA ($mm) ‘19E-‘21E CAGR: 11.5% 2019E 2020E 2021E $3.43 $2.64 $3.12 $3.03 $3.14 $2.49 ‘19E-‘21E CAGR: 17.4% Earnings / share ‘19E-‘21E CAGR: 9.0% 2019E 2020E 2021E $1.25 $1.26 $1.20 $1.17 ‘19E-‘21E CAGR: 6.6% $1.10 $1.10 Dividend / share ‘19E-‘21E CAGR: 7.2% 2019E 2020E 2021E $904 $900 $900 $772 $770 $760 ‘19E-‘21E CAGR: (0.8%) Capital expenditures2 ‘19E-‘21E CAGR: 8.1% ($mm) 2019E 2020E 2021E Source: FactSet as of 03/29/19; UGI management projections as provided and approved by UGI management Note: Projections based on 09/30 fiscal year end 1 Broker research included for reference only 3 2 Excludes acquisition capex J.P.Morgan

CONFIDENTIAL

Overview of valuation methodologies

Financial projections

- All projections for both UGI and APU and synergy assumptions have been provided and approved by UGI management
- Valuation date of 12/31/18
- Fiscal year end as of 9/30

Trading multiples

- To assess APU from a trading multiples perspective, J.P. Morgan has provided multiples related to publicly traded propane companies with similar functions and geographies
  - To value these companies, J.P. Morgan employed Firm value / EBITDA multiples, Price / LP DCF multiples and LP distribution yields
- To assess UGI from a trading multiples perspective, J.P. Morgan has utilized publicly traded diversified utilities
  - To value these companies, J.P. Morgan employed Firm value / EBITDA multiples, and Price / EPS multiples

Sum-of-the-parts
For reference only

- UGI is comprised of four segments: UGI Utilities, Midstream and Marketing ("M&M"), International and APU
- To assess UGI from a sum-of-the-parts approach, J.P. Morgan has employed a Price / EPS multiple for the utilities business and Firm value / EBITDA multiples for the M&M and International segments, APU and corporate EBITDAs

Transaction multiples

- To assess APU from a transaction multiples perspective, J.P. Morgan has employed selected buy-in precedent transactions evaluated on a NTM LP DCF basis

Intrinsic valuation

- J.P. Morgan has employed an unlevered (after-tax) discounted cash flow approach for both UGI and APU
- UGI deconsolidated assumes a discount rate of 7.00% to 8.00% while APU assumes a discount rate of 7.25% to 8.25%
  - UGI assumes terminal growth (ex-APU) ranging from 2.50% to 3.50% while APU assumes terminal growth ranging from 0.00% to 2.50%
- Also, for reference only, J.P. Morgan employed a discounted distributions approach for APU assuming terminal growth range of 0.00% to 2.00% on distributions per unit
- All analyses assume mid-period discounting

Synergy analysis

- Management provided J.P. Morgan with guidance on potential synergies as part of the transaction. These synergies include:
  - Implied public company cost savings
  - Corporate G&A savings; and
  - Incremental cash flow generated by reinvestment of excess cash at a 7.5x EBITDA multiple
- Synergies account for $5mm p.a. run-rate with no cost to achieve and no phase-in
- Synergies discounted at UGI deconsolidated at an assumed discount rate of 7.00% to 8.00%

Source: UGI and APU projections and synergy assumptions as provided and approved by UGI management
Note: Projections based on 09/30 fiscal year end

4

J.P.Morgan

CONFIDENTIAL Summary of preliminary analysis for APU LP units Implied unit price—rounded to the nearest $0.25 (except 52-week high/low and analyst price targets) Selected range applied to metric Implied deal Metric Low High Market metrics1 Current: $30.87 value: $35.34 52-week high / low $22.75 $43.79 $3.65 6.2x 12.0x For reference only Analyst price targets $30.00 $40.00 $3.65 8.2x 11.0x For reference only Trading multiples FV / 2019E EBITDA $9.75 $29.25 $610 7.00x 10.00x FV / 2020E EBITDA $11.50 $30.25 $635 7.00x 9.75x Unit price / 2019E LP DCF / unit $25.50 $30.00 $3.65 7.00x 8.25x Unit price / 2020E LP DCF / unit $24.50 $30.25 $3.78 6.50x 8.00x 2019E yield $28.75 $31.50 $3.16 11.00% 10.00% 2020E yield $30.25 $33.25 $3.32 11.00% 10.00% Transaction multiples Buy-in transaction multiples $25.75 $44.25 $3.68 7.0x 12.0x NTM LP DCF Discounted cash flow analysis Unlevered (after-tax) DCF Discount rate = 7.25%—8.25% Unlevered (after-tax) $22.00 $58.75 Terminal growth rate (cash flow) = 0.00%—2.50% discounted cash flow analysis Distributions Illustrative cost of equity = 9.00%—11.00% Discounted distributions $33.00 $49.75 Terminal growth rate (distributions) = 0.00%—2.00% For reference only $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 Source: FactSet as of 03/29/19; APU projections and terminal year as provided and approved by UGI management Note: Projections based on 09/30 fiscal year end; Assumes valuation date of 12/31/18; Assumes non-controlling interest of $32mm, GP value of $375mm, and net debt of $2,962mm; GP value based on intrinsic valuation analysis and approved by UGI management; Assumes 93.1mm diluted LP units outstanding based on treasury stock method 1 Multiples implied by calculating unit price / 2019E LP DCF / unit 5 J.P.Morgan

CONFIDENTIAL

Trading multiples and operating metrics – APU

			Select propane companies			Other select public companies		
($mm, except for per unit data)	**AmeriGas**		**Superior Plus**	**Suburban**	**Ferrellgas**[1]	**Parkland Fuel**	**Global Partners**	**Sprague**
Unit price as of 03/29/19	$30.87		$8.57	$22.41	$1.31	$30.56	$19.66	$18.48
% of 52-week high [1]	*70%*		*84%*	*91%*	*33%*	*86%*	*93%*	*66%*
Diluted shares outstanding	93.1		176.9	62.6	97.2	148.4	34.0	22.7
LP equity value	**$2,875**		**$1,516**	**$1,404**	**$127**	**$4,536**	**$668**	**$420**
(+) Implied GP value	375		--	--	--	--	17	122
(+) Net debt and preferreds	2,962		1,244	1,313	2,042	2,462	954	357
(+) NCI	32		--	--	(7)	--	2	--
Firm value	**$6,244**		**$2,760**	**$2,717**	**$2,163**	**$6,998**	**$1,641**	**$900**
Trading multiples:	**Management**[2]	**Consensus**						
Firm value / 2019E EBITDA	10.2x	9.9x	8.2x	9.5x	9.1x	9.8x	6.8x	7.8x
Firm value / 2020E EBITDA	9.8x	9.7x	7.5x	9.4x	8.7x	9.1x	7.4x	7.0x
Unit price / 2019E LP DCF / unit	8.5x	8.1x	7.5x	6.8x	4.9x	12.4x	7.7x	7.0x
Unit price / 2020E LP DCF / unit	8.2x	8.0x	6.7x	6.5x	NA	11.1x	8.0x	6.5x
2019E yield	10.2%	10.4%	6.3%	10.7%	--	2.9%	10.1%	14.4%
2020E yield	10.8%	9.8%	6.3%	10.7%	--	2.9%	10.2%	14.4%
Growth rates / coverage:								
2019 - 2020 LP DCF per unit / growth	3.6%	1.0%	11.6%	5.5%	--	11.2%	(4.5%)	7.0%
2019 - 2020 DPU growth	5.2%	(6.2%)	0.1%	0.0%	--	1.2%	1.1%	0.1%
2019 total coverage	1.25x	1.27x	2.12x	1.37x	--	2.79x	1.39x	1.00x
2020 total coverage	1.20x	1.40x	2.36x	1.30x	--	3.07x	1.27x	1.11x
Credit statistics:								
Rating (Moody's / S&P)	Ba2 / -	Ba2 / -	NR / BB	Ba3 / BB-	Caa2 / CCC	Ba3 / BB	B1 / B+	- / -
Debt / LTM EBITDA	4.8x	4.8x	4.6x	4.7x	9.1x	3.0x	2.9x	3.3x
Total gross debt	$2,970	$2,970	$1,261	$1,320	$2,083	$2,492	$895	$376

Source: FactSet as of 03/29/19; Company filings; APU GP value based on intrinsic valuation analysis and approved by UGI management
Note: Projections and other public companies based on 09/30 fiscal year end
[1] For reference only: % of 52-week high metrics, select companies including Ferrellgas
[2] APU projections as provided and approved by UGI management and included for reference only

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J.P.Morgan

CONFIDENTIAL

Transaction multiples

Relevant transactions

Announced Date	Acquiror	Target	Type	Total LP equity value ($mm)	% equity consideration	LP price / NTM LP DCF	Premium to last close[1] *(For reference only)*	Premium to 30-day VWAP[1] *(For reference only)*
11/26/18	ArcLight Capital Partners	TransMontaigne Partners	Intra-company	$537	100%	10.3x	14%	9%
10/22/18	EnLink Midstream LLC	Enlink Midstream Partners	Intra-company	6,511	100%	10.9x	1%	(1%)
5/17/18	Enbridge Inc.	Enbridge Energy Partners	Intra-company	2,139	100%	7.6x	0%	2%
3/26/18	Tallgrass Energy GP	Tallgrass Energy Partners, LP	Intra-company	2,628	100%	7.6x	1%	10%
1/2/18	ArchRock Inc.	ArchRock Partners LP	Intra-company	1,032	100%	7.2x	23%	28%
6/2/17	World Point Terminals, Inc.	World Point Terminals, LP	Intra-company	608	0%	10.7x	1%	2%
5/18/17	Energy Transfer Partners	PennTex Midstream Partners	Intra-company	280	0%	12.3x	20%	20%
5/8/17	VTTI B.V.	VTTI Energy Partners	Intra-company	899	0%	13.0x	4%	3%
1/27/17	Enbridge Inc.	Midcoast Energy Partners, L.P.	Intra-company	362	0%	11.0x	(9%)	5%
5/31/16	Semgroup Corporation	Rose Rock Midstream, L.P.	Intra-company	888	100%	10.1x	0%	27%
11/3/15	Targa Resources Corp.	Targa Resources Partners LP	Intra-company	6,710	100%	11.0x	18%	16%
5/6/15	Crestwood Equity Partners LP	Crestwood Midstream Partners LP	Intra-company	3,878	100%	11.2x	17%	21%
			For reference only					
11/8/18	Western Gas Equity Partners	Western Gas Partners	Intra-company	7,432	100%	9.6x	9%	2%
10/18/18	Valero Energy	Valero Energy Partners	Intra-company	2,926	0%	14.7x	8%	12%
10/9/18	Antero Midstream GP LP	Antero Midstream	Intra-company	5,811	90%	13.8x	5%	4%
9/19/18	Dominion Energy	Dominion Energy Midstream Partners	Intra-company	1,742	100%	13.7x	(3%)	6%
8/24/18	Enbridge Inc.	Spectra Energy Partners	Intra-company	3,300	100%	11.6x	10%	9%
8/1/18	Energy Transfer Equity	Energy Transfer Partners	Intra-company	27,516	100%	9.3x	11%	19%
5/17/18	Cheniere Energy	Cheniere Energy Partners LP	Intra-company	559	100%	13.0x	7%	8%
5/17/18	The Williams Companies, Inc.	Williams Partners LP	Intra-company	10,468	100%	12.5x	6%	13%
2/16/17	TransCanada Corporation	Columbia Pipeline Partners LP	Intra-company	1,721	0%	18.9x	12%	18%
2/1/17	ONEOK, Inc.	ONEOK Partners, L.P.	Intra-company	15,516	100%	16.0x	26%	22%
5/13/15	The Williams Companies, Inc.	Williams Partners LP	Intra-company	33,626	100%	15.1x	18%	13%

Source: Press releases, company filings; Note: Premia based on unaffected target price at time of initial public offer, prior to announcement of definitive agreement
[1] Premium to last close and premium to 30-day VWAP included for reference only

7

J.P.Morgan

CONFIDENTIAL APU LP unlevered discounted cash flow Management projections 2019E 2020E 2021E 2022E TY EBITDA $610 $635 $645 $655 $665 % growth 4.1% 1.6% 1.6% 1.5% Less: Tax D&A (116) (156) (140) (120) (118) % capex 99.1% 125.1% 119.8% 101.3% 99.0% EBIT $494 $479 $505 $535 $547 Less: Taxes (125) (121) (127) (135) (138) % Marginal tax rate 25.2% 25.2% 25.2% 25.2% 25.2% EBIAT $369 $358 $377 $400 $409 Plus: D&A 116 156 140 120 118 Less: Capital expenditures (117) (125) (117) (118) (120) % EBITDA 19.2% 19.7% 18.1% 18.0% 18.0% Maintainance capex (61) (60) (53) (54) (55) % EBITDA 10.0% 9.5% 8.3% 8.2% 8.2% Growth capex (56) (55) (49) (49) (50) % EBITDA 9.2% 8.6% 7.5% 7.5% 7.5% Acquisition capex—(10) (15) (15) (15) % EBITDA—1.6% 2.3% 2.3% 2.3% Plus: Proceeds from asset sales 17 15 13 13 13 +/- Change in NWC 13 20 29 17 17 Unlevered free cash flow $399 $424 $442 $432 $438 Less: Stub (100) — — Unlevered free cash flow for discounting $299 $424 $442 $432 $438 PV of FCF ($mm) PV of terminal value ($mm) Firm value ($mm) Implied terminal value / 2022E EBITDA Terminal growth rate Terminal growth rate Terminal growth rate 0.00% 1.25% 2.50% 0.00% 1.25% 2.50% 0.00% 1.25% 2.50% 7.25% $1,401 7.25% $4,734 $5,809 $7,451 7.25% $6,135 $7,210 $8,852 7.25% 9.4x 11.5x 14.8x Discount rate 7.75% 1,389 + Discount rate 7.75% 4,362 5,282 6,640 = Discount rate 7.75% 5,751 6,671 8,030 Discount rate 7.75% 8.8x 10.7x 13.4x 8.25% 1,378 8.25% 4,036 4,831 5,972 8.25% 5,414 6,209 7,350 8.25% 8.3x 9.9x 12.3x Net debt1 GP value LP equity value ($mm) Implied value per unit ($)2 Implied price / 2019E DCF multiple Terminal growth rate Terminal growth rate Terminal growth rate 0.00% 1.25% 2.50% 0.00% 1.25% 2.50% 0.00% 1.25% 2.50% 7.25% $2,994 $375 7.25% $2,766 $3,841 $5,483 7.25% $29.69 $41.24 $58.87 7.25% 8.1x 11.3x 16.1x Discount ate r 7.75% 2,994—375 = Discount ate r 7.75% 2,382 3,302 4,661 Discount r ate 7.75% 25.58 35.46 50.04 Discount r ate 7.75% 7.0x 9.7x 13.7x 8.25% 2,994 375 8.25% 2,045 2,840 3,981 8.25% 21.95 30.49 42.74 8.25% 6.0x 8.4x 11.7x Source: APU projections and terminal year as provided and approved by UGI management; Company filings Note: Projections based on 09/30 fiscal year end; Valuation date as of 12/31/18; Terminal year assumes flat margins as % of EBITDA and D&A as 99% of capex; Current APU share price of $30.87; GP value based on intrinsic valuation analysis and approved by UGI management 8 1 Includes non-controlling interest of $32mm and net debt of $2,962mm 2 93.1mm diluted LP units outstanding based on treasury stock method J.P.Morgan

CONFIDENTIAL APU LP discounted distributions analysis—For reference only Management projections $mm, unless otherwise noted 2019E 2020E 2021E 2022E TY EBITDA $610 $635 $645 $655 $665 % growth 4.1% 1.6% 1.6% 1.5% Less: Interest expense (165) (166) (165) (165) (165) Less: Maintenance capex (61) (60) (53) (54) (55) Memo: Growth capex (56) (55) (49) (49) (50) Less: Taxes (5) (5) (6) (5) (5) Distributable cash flow for discounting (pre-stub) $379 $403 $421 $431 $440 Total coverage 1.20x 1.20x 1.20x 1.20x 1.20x DCF growth 6.5% 4.3% 2.4% 2.1% Average units outstanding 93.0 93.0 93.0 93.0 93.0 Memo: LP DCF / unit $3.65 $3.78 $3.87 $3.93 $3.98 LP DPU $3.16 $3.32 $3.44 $3.51 $3.57 LP DPU growth (%) 5.2% 3.5% 2.0% 1.7% Less: Stub (0.79) — — LP DPU for discounting $2.37 $3.32 $3.44 $3.51 $3.57 PV of DPU PV of terminal value (per unit) Implied LP value per unit Implied LP equity value1 LP DPU terminal growth rate LP DPU terminal growth rate LP DPU terminal growth rate 0.00% 1.00% 2.00% 0.00% 1.00% 2.00% 0.00% 1.00% 2.00% Cost of equity 9.00% $10.75 9.00% $29.43 $33.69 $39.12 Cost of equity 9.00% $40.19 $44.44 $49.87 Cost of equity 9.00% $3,742 $4,138 $4,644 Cost of equity 10.00% 10.58 + 10.00% 25.71 29.07 33.23 = 10.00% 36.29 39.65 43.81 10.00% 3,379 3,692 4,079 11.00% 10.41 11.00% 22.70 25.40 28.68 11.00% 33.11 35.81 39.09 11.00% 3,083 3,335 3,640 Terminal yield 2019E yield LP DPU terminal growth rate LP DPU terminal growth rate 0.00% 1.00% 2.00% 0.00% 1.00% 2.00% Cost of equity 9.00% 8.6% 7.5% 6.5% Cost of equity 9.00% 7.9% 7.1% 6.3% 10.00% 9.5% 8.4% 7.4% 10.00% 8.7% 8.0% 7.2% 11.00% 10.4% 9.3% 8.3% 11.00% 9.5% 8.8% 8.1% Source: APU projections and terminal year as provided and approved by UGI management Note: Projections based on 09/30 fiscal year end; Assumes valuation date of 12/31/18; Maintenance capex reflects 52% of total capex per company filings; Cost of equity is illustrative 1 Reflects values implied from 93.1mm diluted LP units outstanding based on treasury stock method 9 J.P.Morgan

CONFIDENTIAL Summary of preliminary analysis for standalone UGI Implied share price—rounded to the nearest $0.25 (except 52-week high/low and analyst price targets) Selected range applied to metric Current: $55.42 Metric Low High Market metrics1 52-week low / high $43.60 $59.31 $1,483 9.6x 11.5x For reference only Analysts price target $52.00 $65.00 $1,483 10.6x 12.2x For reference only Trading multiples FV / 2019E EBITDA $43.00 $63.25 $1,483 9.50x 12.00x FV / 2020E EBITDA $48.00 $57.25 $1,668 9.00x 10.00x Price / 2019E EPS $42.25 $52.25 $2.49 17.00x 21.00x Price / 2020E EPS $53.00 $57.75 $3.12 17.00x 18.50x 2 Sum of the parts—2019E $43.50 $54.50 3 3 $1,483 9.6x 10.9x 2019E EBITDA basis For reference only 2 3 3 Sum of the parts—2020E $48.50 $62.25 $1,668 9.0x 10.6x 2020E EBITDA basis For reference only Discounted cash flow analysis Unlevered (after-tax) DCF 4 Discount rate = 7.00%—8.00% Unlevered (after-tax) discounted $46.25 $74.25 cash flow analysis Terminal growth rate = 2.50%—3.50% $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 Source: UGI projections and terminal year as provided and approved by UGI management Note: Projections based on 09/30 fiscal year end; FactSet as of 03/29/19; Valuation date as of 12/31/18; Assumes consolidated net debt of $4,369mm; Assumes NCI for trading multiples of $2,142mm based on market value (69.4mm units at $30.87); Assumes ~178mm diluted shares outstanding based on treasury stock method; Market multiples implied based on 2019E EBITDA and sum of the parts multiples implied based on 2019E and 2020E EBITDA respectively 1 Implied multiples based market metrics calculated using 2019E EBITDA 2 See illustrative sum-of-the-parts analysis on pages 12 and 13 for more information 10 3 Implied multiples based on sum of the parts calculated using 2019E and 2020E EBITDA; SOTP firm value used for implied multiple calculated as equity value from SOTP plus consolidated net debt of $4,369mm plus NCI of $2,142mm 4 Deconsolidated free cash flows based on UGI (ex. APU) and deconsolidated net debt of $1,407mm J.P.Morgan

CONFIDENTIAL

Public trading metrics – UGI Diversified

$mm, except per share data			UGI		Centerpoint Energy	National Fuel	Chesapeake[1]
Share price as of 03/29/19			$55.42		$30.70	$60.96	$91.21
% of 52-week high[1]			*93%*		*98%*	*99%*	*96%*
Diluted shares outstanding			177.6		506.1	86.8	16.5
Equity value			**$9,845**		**$15,537**	**$5,289**	**$1,506**
(+) Net debt and preferreds			4,369		13,608	2,022	616
(+) NCI			2,142		0	0	0
Firm value			**$16,356**		**$29,145**	**$7,311**	**$2,124**
% Utility operating income (2018A)			**23%**		**68%**	**17%**	**82%**
Trading multiples:		**Management**[2]		**Consensus**			
Firm value / 2019E EBITDA	$1,483	11.0x	$1,366	12.0x	10.4x	9.3x	14.7x
Firm value / 2020E EBITDA	1,668	9.8x	1,639	10.0x	9.3x	8.9x	13.6x
P / 2019E EPS	$2.49	22.3x	$2.64	21.0x	18.6x	17.2x	25.3x
P / 2020E EPS	3.12	17.8x	3.03	18.3x	17.2x	17.1x	23.6x
Growth rates / coverage:							
2019E - 2021E EBITDA CAGR		9.6%		11.5%	7.4%	3.6%	7.3%
2019E - 2021E EPS CAGR		17.4%		9.0%	7.4%	(3.1%)	5.9%
Credit statistics:							
Rating (Moody's / S&P)		NR / NR		NR / NR	BBB+ / Baa2	BBB / Baa2	NR / NR
Debt / LTM EBITDA		3.5x		3.5x	4.5x	2.9x	4.2x
Total gross debt		$4,847		$4,847	$12,228	$2,132	$622

Source: FactSet as of 03/29/19; UGI projections as provided and approved by UGI management; Company filings
Note: Projections and other public companies based on 09/30 fiscal year end; NCI of UGI based on market value (69.4mm units at $30.87)
[1] For reference only: % of 52-week high metrics, select companies including Chesapeake
[2] UGI projections as provided and approved by UGI management and included for reference only

11

J.P.Morgan

CONFIDENTIAL

Illustrative 2019E sum-of-the-parts analysis for UGI – *For reference only*

($mm, except per share data)


$4,034
$4,274
$3,853
$1,600
$13,760
($20)
$13,739
($4,369)
($698)
Implied price per share: ~$48.99
$8,672
UGI Utilities[1]
AmeriGas[2]
UGI International
Midstream & Marketing[2,3]
Firm value (pre-corporate)
Capitalized corporate costs, net[3]
Firm value (post-corporate)
Less: Consolidated net debt
Less: NCI[5]
Consolidated equity value

	2019E		Multiple range		Firm value range	
	Metric	$mm	Low	High	Low	High
UGI Utilities[1]	Net income	$118	21.50x	28.00x	$3,650	$4,418
AmeriGas[2]	EBITDA	$503	7.00x	10.00x	$3,519	$5,028
UGI International	EBITDA	$358	9.75x	11.75x	$3,494	$4,211
Midstream & Marketing[2,3]	EBITDA	$152	10.00x	11.00x	$1,524	$1,676
Capitalized corporate costs, net[4]	EBITDA	($2)	9.50x	12.00x	($19)	($24)

Source: UGI projections as provided and approved by UGI management

Note: Projections based on 09/30 fiscal year end; FactSet as of 03/29/19; Assumes net debt of $4,369mm; Assumes ~178mm diluted shares outstanding based on treasury stock method

[1] UGI Utilities implied firm value calculated by taking implied equity value (estimated net income multiplied by selected P/E multiple range) and adding net debt ($1,110mm) as per latest public UGI Utilities filings; [2] AmeriGas and Midstream & Marketing EBITDA adjusted by implied taxes of 25.2% and 28.9% of budget EBIT, respectively [3] Midstream & Marketing includes UGI Enterprises; [4] Comprised of costs associated with UGI Holding and UGI Properties; [5] NCI calculated based on 74.5% of the resulting LP equity value utilizing the sum-of-the-parts APU firm value less APU net debt of $2,962mm less APU GP value of $375mm

12

J.P.Morgan

CONFIDENTIAL

Illustrative 2020E sum-of-the-parts analysis for UGI – *For reference only*

($mm, except per share data)



$4,580
$4,363
$4,427
$1,586
$14,955
$12
$14,968
($4,369)
($764)
$9,835
Implied price per share: ~$55.36
UGI Utilities[1]
AmeriGas[2]
UGI International
Midstream & Marketing[2,3]
Firm value (pre-corporate)
Capitalized corporate costs, net[3]
Firm value (post-corporate)
Less: Consolidated net debt
Less: NCI[5]
Consolidated equity value

	2020E		Multiple range		Firm value range	
	Metric	$mm	Low	High	Low	High
UGI Utilities[1]	Net income	$149	20.00x	26.50x	$4,095	$5,065
AmeriGas[2]	EBITDA	$521	7.00x	9.75x	$3,647	$5,079
UGI International	EBITDA	$437	9.00x	11.25x	$3,935	$4,919
Midstream & Marketing[2,3]	EBITDA	$187	8.00x	9.00x	$1,493	$1,679
Capitalized corporate costs, net[4]	EBITDA	$1	9.00x	10.00x	$12	$13

Source: UGI projections as provided and approved by UGI management
Note: Projections based on 09/30 fiscal year end; FactSet as of 03/29/19; Assumes net debt of $4,369mm; Assumes ~178mm diluted shares outstanding based on treasury stock method;
[1] UGI Utilities implied firm value calculated by taking implied equity value (estimated net income multiplied by selected P/E multiple range) and adding net debt ($1,110mm) as per latest public UGI Utilities filings; [2] AmeriGas and Midstream & Marketing EBITDA adjusted by implied taxes of 25.2% and 28.9% of budget EBIT, respectively
[3] Midstream & Marketing includes UGI Enterprises; [4] Comprised of costs associated with UGI Holding and UGI Properties; [5] NCI calculated based on 74.5% of the resulting LP equity value utilizing the sum-of-the-parts APU firm value less APU net debt of $2,962mm less APU GP value of $375mm

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J.P.Morgan

CONFIDENTIAL

UGI deconsolidated discounted cash flow analysis

	2019E	2020E	2021E	2022E	TY
	Management projections				
UGI ex-APU EBITDA	$873	$1,033	$1,137	$1,223	$1,260
% growth		*18.3%*	*10.0%*	*7.6%*	*3.0%*
Less: Tax D&A	(251)	(283)	(394)	(389)	(510)
% capex	*38.3%*	*35.9%*	*59.8%*	*53.6%*	*99.0%*
EBIT	$623	$750	$743	$834	$749
Less: Taxes	(197)	(222)	(212)	(234)	(210)
% marginal tax rate	*31.7%*	*29.6%*	*28.6%*	*28.0%*	*28.0%*
EBIAT	$425	$528	$531	$601	$539
Plus: D&A	251	283	394	389	510
Less: Capital expenditures	(655)	(789)	(658)	(726)	(515)
% EBITDA	*75.0%*	*76.4%*	*57.9%*	*59.3%*	*40.9%*
Maintainance capex	(325)	(392)	(327)	(361)	(371)
% EBITDA	*37.2%*	*38.0%*	*28.8%*	*29.5%*	*29.5%*
Growth capex	(330)	(397)	(332)	(365)	(144)
% EBITDA	*37.8%*	*38.5%*	*29.2%*	*29.9%*	*11.4%*
+/- Other[1]	19	17	15	16	17
+/- Change in NWC	(52)	18	(11)	0	0
Plus: Tax-affected GP / IDR distributions	17	20	23	25	26
Plus: Tax-affected UGI attributable LP distributions	56	59	61	62	63
Unlevered free cash flow	$60	$136	$354	$367	$641
Less: Stub	(15)	-	-	-	-
Unlevered free cash flow for discounting	$45	$136	$354	$367	$641

PV of FCF ($mm)

Discount rate	
7.00%	$768
7.50%	759
8.00%	751

+

PV of terminal value ($mm)[2]

Discount rate	Terminal growth rate 2.50%	3.00%	3.50%
7.00%	$11,080	$12,307	$13,957
7.50%	9,855	10,814	12,069
8.00%	8,850	9,615	10,596

=

Firm value ($mm)

Discount rate	Terminal growth rate 2.50%	3.00%	3.50%
7.00%	$11,848	$13,075	$14,724
7.50%	10,614	11,573	12,828
8.00%	9,601	10,366	11,347

Implied terminal value / 2022E EBITDA

Discount rate	Terminal growth rate 2.50%	3.00%	3.50%
7.00%	11.7x	13.0x	14.7x
7.50%	10.6x	11.6x	12.9x
8.00%	9.7x	10.5x	11.6x

Net debt

Discount rate	
7.00%	$1,407
7.50%	1,407
8.00%	1,407

=

Equity value ($mm)

Discount rate	Terminal growth rate 2.50%	3.00%	3.50%
7.00%	$10,440	$11,668	$13,317
7.50%	9,207	10,165	11,421
8.00%	8,194	8,959	9,940

Implied value per share ($)[3]

Discount rate	Terminal growth rate 2.50%	3.00%	3.50%
7.00%	$58.67	$65.36	$74.35
7.50%	51.92	57.17	64.01
8.00%	46.36	50.57	55.94

Implied TV P/E multiple[4]

Discount rate	Terminal growth rate 2.50%	3.00%	3.50%
7.00%	24.0x	26.9x	30.9x
7.50%	21.4x	23.8x	26.9x
8.00%	19.3x	21.2x	23.7x

Source: UGI projections and terminal year as provided and approved by UGI management; Company filings
Note: Projections based on 09/30 fiscal year end; Valuation date as of 12/31/18; Terminal year assumes flat % of EBITDA margins and D&A as 99% of capex
[1] Includes other investing activity cash flow and other operating activity cash flow per UGI projections
[2] Terminal value calculation assumes perpetuity growth rate of 0.0% to 2.5% for related APU distributions
[3] Assumes ~178mm diluted shares outstanding calculated through the treasury stock method
[4] Assumes terminal net income of $534mm

14

J.P.Morgan

CONFIDENTIAL Illustrative value creation analysis $27.71 / unit in equity and $7.63 / unit in cash, $5.0mm in run-rate synergies ($ in millions) Value creation calculation UGI Standalone intrinsic UGI equity value 1 $10,165 UGI pro forma equity ownership in New Co $10,686 Plus: Cash consideration—Total value to UGI $10,686 Value creation—$ $521 Value creation—% 5.1% Value creation calculation APU Standalone intrinsic APU equity value $2,460 APU pro forma equity ownership in New Co $2,082 Plus: Cash consideration 529 Total value to APU $2,611 Value creation—$ $151 Value creation—% 6.1% Source: UGI and APU projections and terminal year as provided and approved by UGI management, Company filings Note: Values represent midpoint of respective discounted cash flow values; Assumes $5.0mm of synergies and $529mm cash to APU 1 Calculated as UGI deconsolidated DCF midpoint firm value of $11,573 less net debt of $1,407mm 2 PV of synergies includes PV of excess cash 15 3 Includes transaction costs of $30mm (financing and advisory fees) J.P.Morgan

CONFIDENTIAL Agenda Page 1 Appendix 16 J.P.Morgan

CONFIDENTIAL Cost synergies valuation Management projections $mm, except per share data 2019E 2020E 2021E 2022E TY Run-rate cost synergies $5 $5 $5 $5 $5 % growth 0.0% 0.0% 0.0% 0.0% Phase-in cost synergies $5 $5 $5 $5 $5 % phased in 100.0% 100.0% 100.0% 100.0% Less: Costs to achieve — ——% of run-rate synergies 0.0% 0.0% 0.0% 0.0% 0.0% Pre -tax net cost synergies $5 $5 $5 $5 $5 Less: Taxes (2) (1) (1) (1) (1) % tax rate 30.3% 28.9% 28.1% 27.6% 27.6% After -tax net cost synergies $3 $4 $4 $4 $4 Less: Stub (1) — — After -tax net cost synergies for discounting $3 $4 $4 $4 $4 PV of FCF ($mm) PV of synergies TV ($mm) Total PV of synergies ($mm) Discount rate 7.00% $12 + Discount rate 7.00% $41 = Discount rate 7.00% $53 7.50% 12 7.50% 38 7.50% 50 8.00% 12 8.00% 35 8.00% 47 Source: UGI projections and terminal year as provided and approved by UGI management Note: Projections based on 09/30 fiscal year end; Assumes transaction date of 12/31/18; Assumes run-rate synergies of $5.0mm 16 J.P.Morgan

CONFIDENTIAL

Excess cash reinvestment valuation

$mm	2019E	2020E	2021E	2022E	TY
	Management projections				
APU distributions saved	$219	$230	$239	$243	
Less: Incremental tax on APU ownership	(41)	(54)	(58)	(63)	
Less: Incremental tax affected interest	(23)	(23)	(23)	(23)	
Less: Incremental UGI dividends paid	(38)	(42)	(43)	(45)	
Plus: Interest savings on APU revolver	4	9	8	6	
Less: APU revolver payment	(247)	(45)	-	-	
Excess cash (post APU revolver paydown)	-	$76	$122	$119	
Reinvested excess cash[1]	-	38	61	59	
Assumed EBITDA multiple	7.5x	7.5x	7.5x	7.5x	
EBITDA	-	$5	$13	$21	$22
Less: D&A	-	(2)	(7)	(12)	(5)
EBIT	-	$3	$6	$9	$17
Less: Taxes	-	(1)	(2)	(2)	(5)
% marginal tax rate	*30.3%*	*28.9%*	*28.1%*	*27.6%*	*27.6%*
EBIAT	-	$2	$5	$6	$12
Plus: D&A[2]	-	2	7	12	5
Less: Maintenance capex[3]	-	(1)	(3)	(5)	(5)
Less: Growth capex	-	(38)	(61)	(59)	
Unlevered free cash flow	-	($35)	($53)	($46)	$12
Less: Stub	-	-	-	-	-
Unlevered free cash flow for discounting	-	($35)	($53)	($46)	$12

PV of FCF ($mm)

Discount rate	
7.00%	($114)
7.50%	(113)
8.00%	(112)

\+

PV of TV ($mm)

Discount rate	Terminal growth rate 2.50%	3.00%	3.50%
7.00%	$211	$239	$274
7.50%	187	209	237
8.00%	168	185	207

=

Total PV ($mm)

Discount rate	Terminal growth rate 2.50%	3.00%	3.50%
7.00%	$97	$125	$160
7.50%	74	96	124
8.00%	56	74	95

Source: UGI and APU projections and terminal year as provided and approved by UGI management; Company filings
Note: Projections based on 09/30 fiscal year end; Valuation date as of 12/31/18
[1] Assumes 50% of the total excess cash is reinvested
[2] Assumes 15-year MACRs depreciation
[3] Assumes maintenance capex as 24% of EBITDA

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J.P.Morgan

CONFIDENTIAL Step-up valuation Management projections $mm 2019E 2020E 2021E 2022E 2023E—2042E Step-up depreciation $172 $222 $297 $296 $1,953 Total Depreciation $172 $222 $297 $296 $1,953 Tax rate 30.3% 28.9% 28.1% 27.6% 27.6% Tax impact of step-up depreciation $52 $64 $83 $82 $539 Total gross depreciation $2,940 Step-up valuation Discount rate 7.00% $569 7.50% 556 8.00% 543 Source: UGI projections as provided and approved by UGI management, PricewaterhouseCoopers analysis Note: Projections based on 09/30 fiscal year end; Assumes transaction date of 12/31/18 J.P.Morgan